                                                                    EXHIBIT 99.2

Contacts:    Timothy A. Brennan, Chief Financial Officer
             (408) 863-9900
             ir@rational.com
             ---------------

             David Henshall, Treasurer
             (408) 863-9900
             ir@rational.com


For Press:   Bill Durling, Director of Corporate Communications
             (781) 676 2489
             bdurling@rational.com


RATIONAL SOFTWARE ACQUIRES REMAINING SHARES OF CATAPULSE

The Catapulse Hosted Development Service Accelerates And Extends Rational's Strategy

CUPERTINO, November 27, 2000 -- Rational Software (NASDAQ: RATL), the e-development company, announced today that it has signed a definitive agreement to acquire the remaining shares of Catapulse, Inc. not currently owned by Rational.

Rational invested $50 million in Catapulse in December 1999. Other outside investors include Benchmark Capital. Rational currently owns approximately 35 percent of the fully diluted Catapulse shares.

Under the agreement, Rational would acquire the remaining shares of Catapulse in a stock for stock transaction valued at approximately $405 million (based on a five day average stock price). Rational will issue common shares and assume Catapulse options and warrants equal to approximately 5.4% of its fully diluted shares, 67% of which will be subject to vesting and lock up agreements that will vest and / or be released from lock up over a three to five year period.

The transaction, subject to Rational stockholder approval and other customary conditions including regulatory approvals, is expected to close in the March 2001 quarter and will be accounted for under the purchase method of accounting.

The Catapulse Hosted Development Service (HDS) helps solve the e-software paradox - the need to build higher quality software faster - by delivering the power of Rational Suite as a service over the Internet while relieving customers of the need to create their own infrastructure for building software. In addition, the HDS provides customers with rich content and collaboration capabilities that allow them to share and leverage their software intellectual property.

"Rational's vision is to enable organizations to quickly build higher quality software `anytime, anywhere, any way,'" said Paul Levy, co-founder and Chairman of Rational

Software. "The HDS is a new class of product that immediately complements and accelerates our Rational Suite strategy, providing the benefits of Rational's solution to an even broader audience."

"Over the past year, the Catapulse team has demonstrated progress in several critical areas, including dealing with the technical risks of the HDS, and establishing the viability of its customer and business models," said Mike Devlin, co-founder and CEO of Rational. "Catapulse has been successful in building initial interest in the service, including a substantial multi-year commitment from IBM Global Services."

Rational also indicated that it is making no changes with respect to its financial guidance for the quarters ended December 31, 2000 and March 31, 2001.

Revenue guidance for the fiscal year ending March 31, 2002 has been increased by $50 million to a range of $1.05 billion to $1.15 billion. There is no change to the pro forma earnings per share guidance range of $.75 to $.80.

A conference call is scheduled for today at 3 p.m. Pacific Time to review this announcement. The conference call dial-in number is (888) 791-4030; international (415) 228-4837 - password Rational. A replay of the conference call will be available for two weeks. The replay number is (888) 568-0879; international (402) 998-1551. The conference call remarks will be posted on the company's website at www.rational.com

This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about the consummation of the transaction with Catapulse, future financial and operating results of the combined company and benefits of the pending transaction with Catapulse. Factors that could cause actual results to differ materially from those described herein include: the inability to obtain regulatory approvals; the inability to successfully integrate the Rational and Catapulse businesses; costs related to the transaction; and the general economic environment, dependence on market growth for sophisticated development tools and competition in the market place. More detailed information about these factors is set forth in the reports filed by Rational with the Securities and Exchange Commission. Rational is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

In connection with the proposed transaction, Rational will file a registration statement on Form S-4, including a proxy statement-prospectus, with the Securities and Exchange Commission. Investors and security holders are advised to read the registration statement, including the proxy statement-prospectus when they become available because they will contain important information about the proposed merger. Investors and security holders may obtain a free copy of the registration statement and the proxy statement-prospectus (when available) and other documents filed by Rational with the

Securities and Exchange Commission at the Securities and Exchange Commission's web site at http://www/sec.gov. Free copies of the registration statement (when available) and other documents filed by Rational with the Securities and Exchange Commission may also be obtained from Rational by directing a request to Rational, Attention: Tim Brennan, 408-863-9900.

Rational and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Rational stockholders in favor of the proposed transaction. These directors and executive officers include Paul Levy, Michael Devlin, Les Denend, Al Schleicher, John Montague, Tom Bogan and Tim Brennan. Collectively, as of March 31, 2000, the directors and executive officers of Rational may be deemed to beneficially own approximately 6.4% of the outstanding shares of Rational common stock. Investors and security holders may obtain additional information regarding the interests of the participants by reading the registration statement and proxy statement-prospectus when they become available.

Chase H&Q, a division of Chase Securities Inc., is financial advisor to the Special Committee of the Board of Directors of Rational Software, and Credit Suisse First Boston is financial advisor to Catapulse, Inc.

About Rational Software Corporation

Rational Software Corporation (Nasdaq: RATL), the e-development company, helps organizations develop and deploy software for e-business, e-infrastructure, and e-devices through a combination of tools, services and software engineering best practices. Rational's e-development solution helps organizations overcome the e-software paradox by accelerating time to market while improving quality. Rational's integrated solution simplifies the process of acquiring, deploying and supporting a comprehensive software development platform, reducing total cost of ownership. IDC has recognized Rational as the market revenue leader in multiple segments of the software development life-cycle management market for four years in a row. Founded in 1981, Rational, one of the world's largest Internet software companies, had revenues of $684 million in its twelve months ended September, 2000 and employs more than 3,400 people around the world. Additional information is available on the Internet at http://www.rational.com.
                                                       -----------------------

About Catapulse
Founded in October 1999 by Paul Levy and Mike Devlin, the original co-founders of Rational Software, Catapulse is leveraging the Internet to provide an unprecedented range of resources designed to change the nature of software development. Through a robust, secure and integrated platform, Catapulse enables professional software teams to work and collaborate more effectively - allowing software-driven products and services to be delivered faster, at lower cost, and with higher quality. Based in Cupertino, in the heart of California's Silicon Valley, Catapulse is backed by Rational Software and Benchmark Capital. For more information, visit www.catapulse.com.
                   ------------------